FORM F-4
                                 Exhibit 21.1
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                                                                   EXHIBIT 21.1

Subsidiaries of CP Ships (UK) Limited

Name                         Jurisdiction of incorporation or organization

CPS Number 2 Limited         England

CPS Number 4 Limited         England